SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): August 19, 2004

WFS Financial 2004-3 Owner Trust

(Exact name of registrant as specified in charter)

Delaware	333-116198-01	94-3401639

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

c/o WFS Receivables Corporation 3 (as Originator of the Trust) 444 East Warm Springs Road # 116
Las Vegas, Nevada	89119

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (702) 407-4317

This filing relates to Registration Statement No. 333-116198-01

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Exhibit 10.1
Exhibit 10.2

ITEM 5. OTHER EVENTS

     On August 5, 2004, WFS Financial Inc (“WFS”) transferred a pool of retail installment contracts secured by liens on new and pre-owned automobiles and light trucks and all the rights and obligations thereunder (collectively, the “Initial Contracts”) and certain other property related thereto to WFS Receivables Corporation 3 (“WFSRC3”) pursuant to a Sale and Assignment Agreement, dated as of August 1, 2004 (the “Sale and Assignment Agreement”), between WFS, as seller, and WFSRC3, as purchaser. WFSRC3 transferred the Initial Contracts and such other property to WFS Financial 2004-3 Owner Trust (the “Trust”) pursuant to a Sale and Servicing Agreement, dated as of August 1, 2004 (the “Sale and Servicing Agreement”), by and among the Trust, WFSRC3, as the seller, and WFS, as the master servicer, simultaneously with the transfer of such property by WFS to WFSRC3.

     The Sale and Servicing Agreement provides for WFS to transfer additional pools of retail installment contracts secured by liens on new and pre-owned automobiles and light trucks and all the rights and obligations thereunder (collectively, the “Subsequent Contracts” and, together with the Initial Contracts, the “Contracts”) and certain other property related thereto to WFSRC3 from time to time during a period beginning on August 5, 2004 and ending not later than August 31, 2004 (the “Pre-Funding Period”). The Sale and Servicing Agreement provides for WFSRC3 to transfer the Subsequent Contracts and such other property to the Trust simultaneously with the transfer of such property by WFS to WFSRC3.

     On August 19, 2004, WFS transferred a pool of Subsequent Contracts and certain other property related thereto to WFSRC3 pursuant to the First-Tier Subsequent Assignment, dated as of August 19, 2004, by WFS in favor of WFSRC3. WFSRC3 transferred the Subsequent Contracts and such other property to the Trust pursuant to the Sale and Servicing Agreement and a Second-Tier Subsequent Assignment, dated as of August 19, 2004, by WFSRC3 in favor of the Trust, simultaneously with the transfer of such property by WFS to WFSRC3.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

The exhibits listed on the Exhibit Index on page 5 of this Form 8-K are filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL 2004-3 OWNER TRUST

	By:	WFS Financial Inc as Master Servicer

Date: August 20, 2004	/s/ MARK OLSON Mark Olson, Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description	Page

10.1	First Tier Subsequent Assignment dated as of August 19, 2004	—
10.2	Second Tier Subsequent Assignment dated as of August 19, 2004	—